Exhibit 3.2.71

___0079 0694

CERTIFICATE OF INCORPORATION

OF TOMS RIVER THEATRE CORP.

We, the undersigned individuals of the age of twenty-one (21) years of age or more, acting as incorporators of a corporation under the New Jersey Business Corporation Act, do hereby adopt the following Certificate of Incorporation for such corporation:

I.

NAME

The name of the corporation is TOMS RIVER THEATRE CORP.

II.

DURATION

The period of the corporation’s duration shall be perpetual.

III.

PURPOSE OR PURPOSES

The corporation shall be for the purpose of any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

IV.

CAPITALIZATION

The aggregate number of shares which the corporation shall have authority to issue is Five Hundred (500), without nominal or par value.

V.

REGISTERED OFFICE

The address of the corporations initial registered office is 1319 Memorial Drive, City of Asbury Park, County of Monmouth and State of New Jersey and the of the corporation’s initial registered agent at such address is Robert E. Levy.

VI.

DIRECTORS

The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as directors under the first annual meeting of the shareholders, or until their successors are elected and qualified are:

Name	Address
Robert E. Levy	1319 Memorial Drive, Asbury Park, New Jersey 07712

Beverley P. Snee	1600 Emory Street, Asbury Park, New Jersey 07712

Kim A. Moore	600 Richmond Avenue, Point Pleasant Beach, New Jersey 08742

The number of directors of the corporation set forth above shall constitute the authorized number of directors until changed by an amendment of a by-law adopted by the vote or the written consent of the holders of the majority of the then outstanding shares of stock in the corporation.

VII.

INCORPORATORS

Name	Address
Robert E. Levy	1319 Memorial Drive, Asbury Park, New Jersey 07712

Beverley P. Snee	1600 Emory Street, Asbury Park, New Jersey 07712

Kim A. Moore	600 Richmond Avenue, Point Pleasant Beach, New Jersey 08742

IN WITNESS WHEREOF, we have hereunto set our hands this 19th day of July, 1976.

/s/ ROBERT E. LEVY
ROBERT E. LEVY

/s/ BEVERLEY P. SNEE
BEVERLEY P. SNEE

/s/ KIM A. MOORE
KIM A. MOORE

FILED AND RECORDED

JUL 20 1975

J. EDWARD CRABIEL

Secretary of State

LICENSE FEE	$25
FILING FEE	$35
CERTIFYING COPY
TOTAL	$60

Robert E. Levy

1319 Memorial Drive

Asbury Park, N.J. 07712

Illegible

FILED

MAY 25 1999

James A. DiEleuterio, Jr. State Treasurer

New Jersey Department of the Treasury

Division of Revenue

Certificate of Amendment to the Certificate

of Incorporation by the Incorporator(s)

(For Use by Domestic Profit and Nonprofit Corporations)

Check Appropriate Statute:

☒	______________	New Jersey Profit Corporation Act (File in Duplicate) New
☐	______________	Jersey Nonprofit Corporation Act ( File in Triplicate)

The Undersigned Incorporator(s), for the purpose of amending the original Certificate of Incorporation, does (do) hereby execute the following. Certificate of Amendment, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes.

1.	Name of Corporation: TOMS RIVER THEATRE CORP.

2.	Corporation number: 0100 0223 48

3.	Article First of the Certificate of Incorporation is hereby amended to read as follows: JERSEY GARDEN CINEMAS, INC.

4.	The foregoing amendment was adopted by the unanimous consent of the Incorporator(s) before the organisation meeting at the first Board of Directors/Trustees.

5.	Other provisions:

Signature:	/s/ JUDI OLSEN Judi Olsen, Incorporator	Date:	5/24/99

	/s/ TRAVIS REID Travis Reid, President	Date:	5/24/99

	/s/ JOHN WALKER John Walker, Sr. Vice President	Date:	5/24/99

	/s/ JOHN C. MCBRIDE John C. McBride, Jr., Sr. Vice President	Date:	5/24/99

	/s/ SEYMOUR H. SMITH Seymour H. Smith, Sr. Vice President	Date:	5/24/99

New Jersey Department of State

Division of Commercial Recording

Certificate of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations General of New Jersey Statues, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Jersey Garden Cinemas, Inc.

2. In accordance with Section 14A:14-24 of the General Corporation Law of New Jersey, this Amendment of the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40431, confirmed and approved on March 1, 2002

3. Article Four of the Certificate of Incorporation shall be amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

Dated this 21 Day of March, 2002

BY:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President